Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement (the “Agreement”) is entered into as of May __, 2015 by and among the ShengdaTech Liquidating Trust (the “Liquidating Trust”), A. Carl Mudd (“Mudd”), Sheldon B. Saidman (“Saidman” and together with Mudd, the “Independent Directors”), Federal Insurance Company, (“Federal”), Ironshore Indemnity, Inc. (“Ironshore”), the Miller Investment Trust, Jura Limited (“Jura”), the Randi and Clifford Lane Foundation (the “Lane Foundation” and collectively with the Miller Investment Trust and Jura, the “Miller Trust Plaintiffs”) and Oaktree Capital Management, L.P., on behalf of certain of its managed accounts; Oaktree (Lux.) Funds – Oaktree Convertible Bond Fund; Oaktree High Income Convertible Fund, L.P.; Oaktree High Income Convertible Fund II, L.P.; Oaktree Non-U.S. Convertible Fund, L.P.; Oaktree TT Multi-Strategy Fund, L.P.; OCM Global Convertible Securities Fund; OCM International Convertible Trust; OCM Non-U.S. Convertible Securities Fund; Lazard Asset Management LLC, on behalf of its managed accounts; HFR CA Lazard Rathmore Master Trust; AG OFCON LTD.; Zazove Associates LLC, on behalf of certain of its managed funds and accounts; CNH CA Master Account, L.P.; CNH Diversified Opportunities Master Account, L.P.; Advent Claymore Convertible Securities and Income Fund II; AQR Capital Management, LLC; AQR Convertible Opportunities Bond UCITS Fund; AQR Delta Master Account, L.P.; AQR Opportunistic Premium Offshore Fund L.P.; AQR Diversified Arbitrage Fund; and Delaware Public Employees’ Retirement System (the “Oaktree Plaintiffs”). Each of the foregoing persons and entities are sometimes referred to as a “Party” and collectively as the “Parties.” All capitalized terms used herein will have the meanings set forth in paragraph 1 of this Agreement.

BANKRUPTCY CASE

WHEREAS, ShengdaTech filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code on August 19, 2011 in the Bankruptcy Court, Case No. 11-52649 (BTB) (the “Bankruptcy Case”);

WHEREAS, on October 1, 2012, the Debtor filed the First Amended Chapter 11 Plan of Reorganization, as Modified [Docket No. 652] (the “Plan”);

WHEREAS, on October 2, 2012, the Bankruptcy Court entered the Order Confirming the First Amended Chapter 11 Plan of Reorganization, as Modified [Docket No. 655] (the “Confirmation Order”); and

WHEREAS, the Plan created the Liquidating Trust and the Liquidating Trust Agreement was approved pursuant to the Confirmation Order.

OFFICER AND DIRECTOR INSURANCE POLICIES

WHEREAS, prior to the commencement of the Bankruptcy Case, Zurich American Insurance Company (“Zurich”) issued to ShengdaTech a $5,000,000 Directors & Officers Liability Insurance Policy – Zurich D&O Select Policy No. DOC 5965716-02 for the period March 13, 2010 through March 13, 2012 (the “Zurich Policy”);

WHEREAS, prior to the commencement of the Bankruptcy Case, Federal issued Excess Policy No. 8211-5057 (the “Federal Policy”) to ShengdaTech for the Policy Period March 13, 2010 to March 13, 2012;

WHEREAS, prior to the commencement of the Bankruptcy Case, Ironshore issued Excess Policy No. 000176501 (the “Ironshore Policy”) to ShengdaTech for the Policy Period March 13, 2010 to March 13, 2012;

WHEREAS, on August 14, 2012, the Bankruptcy Court entered the Order Pursuant to Bankruptcy Rule 9019 Approving Settlement Related to Debtor’s Directors & Officers Insurance Policy [Docket No. 607] (the “Zurich Settlement”) whereby Zurich paid approximately $3.75 million to ShengdaTech’s estate to settle matters relating to the Zurich Policy and the Zurich Policy was deemed exhausted;

WHEREAS, Federal subsequently advanced certain payments under the Federal Policy subject to a reservation of its rights; and

WHEREAS, the parties have actual or potential disputes concerning the availability of coverage under the Federal Policy and the Ironshore Policy (collectively, the “Remaining D&O Insurance Policies”).

LITIGATION

WHEREAS, on June 26, 2012, the Miller Trust Plaintiffs filed the Miller Trust Lawsuit in which the Miller Trust Plaintiffs assert claims against the Independent Directors for violations of the Massachusetts Uniform Securities Act, negligent misrepresentation, common law fraud, and violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), which claims are disputed by the Independent Directors;

WHEREAS, the Miller Trust Plaintiffs and the Independent Directors have reached an agreement in principle to settle the Miller Trust Lawsuit, the payment of which from the Remaining D&O Insurance Policies was enjoined by the Bankruptcy Court in connection with the Declaratory Judgment Action;

WHEREAS, on March 15, 2013, the Oaktree Plaintiffs filed the Oaktree Lawsuit in which the Oaktree Plaintiffs originally asserted claims against the Independent Directors for, among other things, negligent misrepresentation, which claims were disputed by the Independent Directors;

WHEREAS, on May 14, 2014, the Bankruptcy Court entered an order granting the Independent Directors’ Motion to Enforce [Docket No. 823; Bankruptcy Case] and awarded fees and costs against the Oaktree Plaintiffs, which fees and costs have not yet been liquidated, and which order is now on appeal before the United States District Court for the District of Nevada, Case No. 3:14-CV-00279-RCJ (the “Appeal”) and set for oral argument on May 18, 2015 [Docket No. 27; Appeal] [Docket No. 944; Bankruptcy Case];

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WHEREAS, after entry of the order granting the Independent Directors’ Motion to Enforce, the Oaktree Plaintiffs amended the Oaktree Lawsuit to assert claims against the Independent Directors for gross negligence, which claims are disputed by the Independent Directors;

WHEREAS, on August 19, 2013, the Liquidating Trust filed the Inside Director Lawsuit against the Inside Directors alleging various claims, including breach of fiduciary duties, in the Bankruptcy Court;

WHEREAS, on October 10, 2014, the Oaktree Plaintiffs filed the Declaratory Judgment Action against Federal, Ironshore, the Miller Trust Plaintiffs and the Independent Directors seeking certain declaratory relief, including a declaratory judgment that the Federal Policy and Ironshore Policy and their respective proceeds were property of ShengdaTech’s estate and seeking to enjoin the use of the proceeds of the Remaining D&O Insurance Policies, which claims are disputed by the defendants in the Declaratory Judgment Action;

WHEREAS, the Liquidating Trust filed a motion to intervene in the Declaratory Judgment Action as a plaintiff, which motion was granted on December 5, 2014; and

WHEREAS, the Bankruptcy Court has issued an injunction in connection with the Declaration Judgment Action to and including June 17, 2015 [Docket No. 161; Declaratory Judgment Action].

CLASS 4 PROOF OF CLAIM

WHEREAS, on December 19, 2011, ShengdaTech and the Official Committee of Unsecured Creditors of the Debtor (the “Committee”) entered into the Stipulation by and Among the Debtor and the Official Committee of Unsecured Creditors Regarding Proofs of Claim to be Filed by Bar Date [Docket No. 283], that subject to approval by the Bankruptcy Court, provisionally allowed a class proof of claim on behalf of certain purchasers of the 6.0% Notes due 2018 and 6.5% Notes due 2015 offered for sale by ShengdaTech on May 22, 2008 and December 10, 2012, respectively (collectively, the “Notes”), for any and all claims that they held against ShengdaTech’s estate, under securities or other laws related to the offer, sale and purchase of such Notes (the “Class 4 Proof of Claim”);

WHEREAS, on February 26, 2013, the Liquidating Trust filed the Objection of the ShengdaTech Liquidating Trust Seeking Entry of an Order Pursuant to 11 U.S.C. §§ 105(A) and 502, Fed. R. Bankr. P. 3007 and Local Rule 3007 Disallowing and Expunging Contingent, Unliquidated and/or Disputed Claims of Certain Noteholders [Docket No. 750] whereby the Liquidating Trust deferred liquidation of the Class 4 Proof of Claim until a later date;

WHEREAS, on October 15, 2014, certain holders of the Class 4 Proof of Claim filed the Note Purchaser’s Request for Allowance of Claims and Response to Objection of the ShengdaTech Liquidating Trustee to the Allowance of such Claims [Docket No. 878];

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WHEREAS, on December 2, 2014, the Bankruptcy Court entered the Order Approving Settlement Allowing Class 4 Proof of Claim Pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure [Docket No. 913] (the “Class 4 Claim Settlement Order”); and

WHEREAS, pursuant to the Class 4 Claim Settlement Order, the Class 4 Proof of Claim was deemed allowed in the amount of $50 million (the “Allowed Class 4 Claim”).

GENERAL STATEMENTS

WHEREAS, the Parties have engaged in extensive efforts to reach a global resolution with those Parties to this Agreement with potential demands for coverage from the Remaining D&O Insurance Policies, or whose losses could be covered by the Remaining D&O Insurance Policies, or who have brought or could potentially bring actions against Federal or Ironshore with respect to certain coverage disputes;

WHEREAS, the Parties desire to resolve amicably their disputes as set forth in this Agreement and avoid the costs, risks and uncertainty of the underlying litigation and coverage litigation by entering into this Agreement;

WHEREAS, this Agreement affords significant benefits to all Parties;

WHEREAS, achieving a resolution expressly depends upon obtaining appropriate orders from the Bankruptcy Court to carry out the purposes of, and approving all of the terms contained in, this Agreement;

WHEREAS, the Parties acknowledge that the amounts paid pursuant to this Agreement and its terms and conditions, including, without limitation, the releases incorporated into this Agreement, are part of a global resolution of complex legal and factual issues, the outcomes of which are uncertain, and constitute good and valuable consideration for this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.                  Defined Terms. For the purposes of this Agreement, the following terms have the following meanings:

a.	“Agreement” means this Settlement Agreement and Release by and between the Liquidating Trust, the Independent Directors, Federal, Ironshore, the Miller Trust Plaintiffs, and the Oaktree Plaintiffs.

b.	“Allowed Class 4 Claim” has the meaning ascribed to such term in the recitals of this Agreement.

c.	“Appeal” has the meaning ascribed to such term in the recitals of this Agreement.

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d.	“Approval Order” means that certain final order approving, among other things, this Agreement and entered by the Bankruptcy Court in a form reasonably acceptable to all Parties, which order will include releases and injunctions in favor of all Parties.

e.	“Bankruptcy Case” has the meaning ascribed to such term in the recitals of this Agreement.

f.	“Bankruptcy Court” means the United States Bankruptcy Court for the District of Nevada presiding over the Chapter 11 case of ShengdaTech.

g.	“Claim(s)” means any past, present or future, known or unknown, suspected or unsuspected, asserted or unasserted, foreseen or unforeseen, direct or indirect, fixed or contingent, matured or inchoate, in law or equity, civil or criminal, claims, liabilities, obligations, damages, debts, cross-claims, counterclaims, complaints, rights, demands, lawsuits, actions, causes of action, directives, orders, administrative proceedings, arbitrations, requests for information, notice of partial or total responsibility or governmental actions made, asserted or filed, which seek compensatory damages, punitive damages, interest, statutory damages, fines, or injunctive or other equitable relief, including the Class 4 Proof of Claim, the Miller Trust Lawsuit, the Oaktree Lawsuit, the Inside Directors Lawsuit, the Declaratory Judgment Action, Defense Costs incurred by the Liquidating Trust, the Federal Released Claims, the Ironshore Released Claims, the Liquidating Trust Released Claims, the Miller Trust Released Claims, the Oaktree Released Claims, the fee and sanction award relating to the Motion to Enforce and any other claims specifically identified in the recitals of this Agreement.

h.	“Class 4 Proof of Claim” has the meaning ascribed to such term in the recitals of this Agreement.

i.	“Class 4 Claim Settlement Order” has the meaning ascribed to such term in the recitals of this Agreement.

j.	“Class 5 Claim” means (i) proof of claim number 9, which was filed by the lead plaintiffs, Donald P. Yaw and Edward J. Schaul, individually and on behalf of all others similarly situated in the Securities Class Action in an unliquidated amount, (ii) proof of claim number 10, which was filed by Yaw in the amount of $2,262,701.62 and (iii) proof of claim number 11, which was filed by Schaul in the amount of $675,864.47.

k.	“Committee” has the meaning ascribed to such term in the recitals of this Agreement.

l.	“Confirmation Order” has the meaning ascribed to such term in the recitals of this Agreement.

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m.	“Declaratory Judgment Action” means that certain lawsuit filed in the United States Bankruptcy Court for the District of Nevada and captioned Oaktree Capital Management, L.P., et al. vs. Ironshore indemnity, Inc., et al., Case No. 14-05054.

n.	“Defense Costs” has the meaning ascribed to such term in each of the Remaining D&O Insurance Policies, except that for purposes of paragraph 5.g., Defense Costs has the meaning set forth in paragraph 5.g.

o.	“Effective Date” means that date on which all of the conditions set forth in this Agreement have been satisfied or waived and this Agreement becomes effective.

p.	“Exchange Act” has the meaning ascribed to such term in the recitals of this Agreement.

q.	“Federal” has the meaning ascribed to such term in the recitals of this Agreement.

r.	“Federal Policy” has the meaning ascribed to such term in the recitals of this Agreement.

s.	“Federal Released Claims” means those Claims released by Federal pursuant to this Agreement.

t.	“Federal Released Parties” means Federal, its past, present and future parents, affiliates, subsidiaries, departments, divisions, predecessors, successors, assigns, employees, directors, officers, stockholders, underwriters, insurers, reinsurers, claims managers, principals, agents, attorneys and representatives.

u.	“Independent Directors” has the meaning ascribed to such term in the recitals of this Agreement.

v.	“Independent Director Released Claims” means those Claims released by the Independent Directors pursuant to this Agreement.

w.	“Independent Director Released Parties” means A. Carl Mudd, Sheldon B. Saidman and their respective agents, assigns, attorneys, estates, heirs, and representatives.

x.	“Insured Claim(s)” means any Claim that has been, or could be, asserted against any entity or individual that has been or could be the subject of a demand for coverage under either or both of the Remaining D&O Insurance Policies.

y.	“Ironshore” has the meaning ascribed to such term in the recitals of this Agreement.

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z.	“Ironshore Policy” has the meaning ascribed to such term in the recitals of this Agreement.

aa.	“Ironshore Released Claims” means those Claims released by Ironshore pursuant to this Agreement.

bb.	“Ironshore Released Parties” means Ironshore, its past, present and future parents, affiliates, subsidiaries, departments, divisions, predecessors, successors, assigns, employees, directors, officers, stockholders, underwriters, insurers, reinsurers, claims managers, principals, agents, attorneys and representatives.

cc.	“Jura” has the meaning ascribed to such term in the recitals of this Agreement.

dd.	“Lane Foundation” has the meaning ascribed to such term in the recitals of this Agreement.

ee.	“Liquidating Trust” has the meaning ascribed to such term in the recitals of this Agreement.

ff.	“Liquidating Trust Agreement” has the meaning ascribed to such term in the Plan.

gg.	“Liquidating Trust Released Claims” means those claims released by the Liquidating Trust pursuant to this Agreement.

hh.	“Liquidating Trust Released Parties” means the Liquidating Trust, any trustee of the Liquidating Trust, any advisory board of the Liquidating Trust, and their respective members, affiliates, employees, directors, officers, principals, representatives, agents, attorneys, successors, assigns and heirs.

ii.	“Loss” has the meaning ascribed to such term in each of the Remaining D&O Insurance Policies.

jj.	“Miller Trust Lawsuit” means that certain lawsuit filed in the United States District Court for the Southern District of New York and captioned Miller Investment Trust et al. v. Chen et al., Case No. 1:12-cv-04997-LGS (S.D.N.Y.).

kk.	“Miller Trust Plaintiffs” has the meaning ascribed to such term in the recitals of this Agreement.

ll.	“Miller Trust Released Claims” means those claims released by the Miller Trust Plaintiffs pursuant to this Agreement.

mm.	“Miller Trust Released Parties” means each of the Miller Trust Plaintiffs, and each of its past, present and future parents, affiliates, subsidiaries, departments, divisions, predecessors, successors, assigns, employees, directors, officers, stockholders, underwriters, insurers, reinsurers, claims managers, principals, agents, attorneys and representatives.

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nn.	“Motion to Enforce” means that certain motion to enforce the Plan injunction filed by the Independent Directors on February 11, 2014 in the Bankruptcy Court [Docket No. 796].

oo.	“Mudd” has the meaning ascribed to such term in the recitals of this Agreement.

pp.	“Notes” has the meaning ascribed to such term in the recitals of this Agreement.

qq.	“Oaktree Lawsuit” means that certain lawsuit against the Independent Directors by the Oaktree Plaintiffs filed in the District Court of Clark County, Nevada and previously captioned Oaktree Capital Management LP, et al. v. Xiangzhi Chen, et al., and currently captioned Oaktree Capital Management LP, et al. v.A. Carl Mudd, et al., Case No. A-13-678471-B (District Court, Clark County, Nevada).

rr.	“Oaktree Plaintiffs” has the meaning ascribed to such term in the recitals of this Agreement.

ss.	“Oaktree Released Claims” means those claims released by the Oaktree Plaintiffs pursuant to this Agreement

tt.	“Oaktree Released Parties” means each of the Oaktree Plaintiffs, and each of their respective past, present and future parents, affiliates, subsidiaries, departments, divisions, predecessors, successors, assigns, employees, directors, officers, stockholders, underwriters, insurers, reinsurers, claims managers, principals, agents, attorneys and representatives.

uu.	“Inside Directors” means Xiangzhi Chen, Anhui Guo and Andrew Chen.

vv.	“Inside Directors Lawsuit” means that certain lawsuit filed by the Liquidating Trust against Inside Directors in the United States Bankruptcy Court for the District of Nevada and captioned ShengdaTech Liquidating Trust v. Xiangzhi Chen, et al., Case No. 13-05047-gwz (Bankr. D. Nev.).

ww.	“Party” or “Parties” has the meaning ascribed to such term in the recitals of this Agreement.

xx.	“Person” means any natural person, class or group of natural persons, corporation, partnership, association, trust, or any other entity or organization, including, without limitation, any federal, provincial, state, county, city or municipal governmental or quasi-governmental body or political subdivision, department, agency or instrumentality thereof.

yy.	“Plan” has the meaning ascribed to such term in the recitals of this Agreement.

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zz.	“Remaining D&O Insurance Policies” has the meaning ascribed to such term in the recitals of this Agreement.

aaa.	“Saidman” has the meaning ascribed to such term in the recitals of this Agreement.

bbb.	“Settlement Amount” has the meaning set forth in paragraph 2 of this Agreement.

ccc.	“Securities Class Action” means that certain class action case filed on May 6, 2011 in the United States District Court for the Southern District of New York and captioned In re ShengdaTech, Inc. Securities Litigation, Case No. 1:11-cv001918-LGS (S.D.N.Y.) for alleged violations of Sections 10(b) and 20(a) of the Exchange Act.

ddd.	“Securities Plaintiffs” means the plaintiffs in the Securities Class Action.

eee.	“ShengdaTech” means ShengdaTech, Inc.

fff.	“ShengdaTech Released Parties” means ShengdaTech, Inc., its past, present and future parents, affiliates, subsidiaries, departments, divisions, predecessors, successors, assigns, employees, directors, officers, stockholders, principals, agents, attorneys and representatives. The term “ShengdaTech Released Parties” does not include, and is not intended to include, any of ShengdaTech’s outside auditors or any underwriter of any ShengdaTech security.

ggg.	“Zurich” has the meaning ascribed to such term in the recitals of this Agreement.

hhh.	“Zurich Policy” has the meaning ascribed to such term in the recitals of this Agreement.

iii.	“Zurich Settlement” has the meaning ascribed to such term in the recitals of this Agreement.

2.                  Payment of Settlement Amount. Within fourteen (14) business days after the Approval Order has become a final, binding and non-appealable order, in full and final settlement of all Claims, Federal and Ironshore will pay a total of $7,900,000 (the “Settlement Amount”) for the following: (a) $1,000,000 to the Liquidating Trust for payment of Defense Costs incurred by the Liquidating Trust (or as directed by the Liquidating Trust to its counsel, Greenberg Traurig, LLP) and to the extent any monies remain after payment of Defense Costs, such monies shall be used to fund the ongoing administration of the Liquidating Trust or distributed to the holders of the Allowed Class 4 Claim, net of costs and fees associated with any such distribution; (b) $2,400,000 to the Miller Trust Plaintiffs; and (c) the balance of $4,500,000 to the Oaktree Plaintiffs. Each of the Liquidating Trust, the Miller Trust Plaintiffs and the Oaktree Plaintiffs specifically acknowledges that the Settlement Amount constitutes payment of Loss for the Insured Claims and constitutes fair and adequate consideration for undertaking to perform the obligations provided for by this Agreement. Federal and Ironshore each further acknowledge that ShengdaTech and/or the Liquidating Trust has satisfied any and all retention obligations under the Federal Policy and the Ironshore Policy as applicable. Each of the Miller Trust Plaintiffs, the Oaktree Plaintiffs and the Liquidating Trust will provide to Federal and Ironshore wire instructions and tax identification numbers for their portions of the Settlement Amount.

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3.                  Holders of Allowed Class 4 Claim. The Miller Trust Plaintiffs and the Oaktree Plaintiffs shall not be considered holders of the Allowed Class 4 Claim and, therefore, will not be entitled to a distribution under paragraph 2(a) of this Agreement should there be funds available for a distribution to holders of the Allowed Class 4 Claim.

4.                  Full Release by Parties.

a.                   Federal. For and in consideration of Federal’s payment towards the Settlement Amount, the agreements and covenants contained in this Agreement, and for other good and valuable consideration, the adequacy of which is expressly acknowledged, upon the Effective Date, except as otherwise provided for herein, (i) the Liquidating Trust, on behalf of itself and, to the fullest extent legally permissible, the Liquidating Trust Released Parties and the ShengdaTech Released Parties; (ii) the Independent Directors on behalf of the Independent Director Released Parties; (iii) the Miller Trust Plaintiffs on behalf of the Miller Trust Released Parties; (iv) the Oaktree Plaintiffs on behalf of the Oaktree Released Parties; and (v) Ironshore on behalf of the Ironshore Released Parties, each on behalf of itself and to the fullest extent legally permissible, fully and forever release and discharge the Federal Released Parties from any and all actual or potential Claims, actions, causes of action, suits, claims for sums of money, contracts, controversies, agreements, costs, attorneys’ fees, expenses, damages, judgments and demands whatsoever in law or in equity, known or unknown, now existing or hereafter arising, whether contractual, extra-contractual, in tort or otherwise, which the Liquidating Trust Released Parties, the ShengdaTech Released Parties, the Independent Director Released Parties, the Miller Trust Released Parties, the Oaktree Released Parties, and the Ironshore Released Parties had, have, or may have in the future against the Federal Released Parties with respect to the Claims; any of the allegations alleged or that could have been alleged in the Claims; the Federal Policy; ShengdaTech; the Liquidating Trust and any loss incurred in connection with the Claims, including but not limited to any action, proceeding or claim arising from any investigation, evaluation or handling of the Claims or alleging any “bad faith” or breach of any promise, oral or written, or breach of any duty grounded in law or in contract relating thereto. Furthermore, in exchange for Federal’s payment towards the Settlement Amount and disbursement of the monies as set forth in paragraph 2 of this Agreement, upon the Effective Date, each of the Releasors set forth in this paragraph 5.a. will be deemed to have waived any Claim or Insured Claim or claim for insurance coverage under the Federal Policy. Each of the Parties recognizes and acknowledges that on the Effective Date, neither Federal nor any of the Federal Released Parties will have any further obligations to any of the other Parties under or in connection with the Federal Policy or for any Claim that has or may be the subject of notice under the Federal Policy. Each of the Parties recognizes and acknowledges that on the Effective Date, the Federal Policy will be exhausted.

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b.                  Ironshore. For and in consideration of Ironshore’s payment towards the Settlement Amount, the agreements and covenants contained in this Agreement, and for other good and valuable consideration, the adequacy of which is expressly acknowledged, upon the Effective Date, except as otherwise provided for herein, (i) the Liquidating Trust, on behalf of itself and, to the fullest extent legally permissible, the Liquidating Trust Released Parties and the ShengdaTech Released Parties; (ii) the Miller Trust on behalf of the Miller Trust Released Parties; (iii) the Oaktree Plaintiffs on behalf of the Oaktree Released Parties; and (iv) Federal on behalf of the Federal Released Parties, each on behalf of itself and to the fullest extent legally permissible, fully and forever release and discharge the Ironshore Released Parties from any and all actual or potential Claims, actions, causes of action, suits, claims for sums of money, contracts, controversies, agreements, costs, attorneys’ fees, expenses, damages, judgments and demands whatsoever in law or in equity, known or unknown, now existing or hereafter arising, whether contractual, extra-contractual, in tort or otherwise, which the Liquidating Trust Released Parties, the ShengdaTech Released Parties, the Miller Trust Released Parties, the Oaktree Released Parties, and the Federal Released Parties had, have, or may have in the future against the Ironshore Released Parties with respect to the Claims; any of the allegations alleged or that could have been alleged in the Claims; the Ironshore Policy; ShengdaTech, the Liquidating Trust; and any loss incurred in connection with the Claims, including but not limited to any action, proceeding or claim arising from any investigation, evaluation or handling of the Claims or alleging any “bad faith” or breach of any promise, oral or written, or breach of any duty grounded in law or in contract relating thereto. Furthermore, in exchange for Ironshore’s payment towards the Settlement Amount and disbursement of the monies as set forth in paragraph 2 of this Agreement, upon the Effective Date, each of the Releasors set forth in this paragraph 5.b will be deemed to have waived any Claim or Insured Claim or claim for insurance coverage under the Ironshore Policy, except as otherwise provided for herein. Each of the Parties recognizes and acknowledges that on the Effective Date, neither Ironshore nor any of the Ironshore Released Parties will have any further obligations to any of the other Parties under or in connection with the Ironshore Policy or for any Claim that has or may be the subject of notice under the Ironshore Policy, except the Independent Directors expressly retain any and all rights to seek Defense Costs and other coverage from the Ironshore Policy as set forth in paragraph 5.g.

c.                   Liquidating Trust. For and in consideration of the agreements and covenants contained in this Agreement, and for other good and valuable consideration, the adequacy of which is expressly acknowledged, on the Effective Date, except as otherwise provided for herein, (i) the Independent Directors on behalf of the Independent Director Released Parties, (ii) the Miller Trust Plaintiffs on behalf of the Miller Trust Released Parties, (iii) the Oaktree Plaintiffs on behalf of the Oaktree Released Parties, (iv) Federal on behalf of the Federal Released Parties, and (v) Ironshore on behalf of the Ironshore Released Parties, each on behalf of itself and to the fullest extent legally permissible, will fully and forever release and discharge the Liquidating Trust Released Parties and the ShengdaTech Released Parties from any and all actual or potential Claims, Insured Claims, actions, causes of action, suits, claims for sums of money, contracts, controversies, agreements, costs, attorneys’ fees, expenses, damages, judgments and demands whatsoever in law or in equity, known or unknown, now existing or hereafter arising, whether contractual, extra-contractual, in tort or otherwise, which any of the respective Releasors set forth in this pargraph 5.c had, have, or may have in the future against the Liquidating Trust Released Parties and the ShengdaTech Released Parties with respect to the Claims or Insured Claims, any of the allegations alleged or that could have been alleged in the Claims or Insured Claims; the Federal Policy; the Ironshore Policy; and any loss incurred in connection with the Claims or Insured Claims.

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d.                  Independent Directors. For and in consideration of the agreements and covenants contained in this Agreement, and for other good and valuable consideration, the adequacy of which is expressly acknowledged, on the Effective Date, except as otherwise provided for herein, (i) the Liquidating Trust, on behalf of itself and, to the fullest extent legally permissible, the Liquidating Trust Released Parties and the ShengdaTech Released Parties; (ii) the Miller Trust Plaintiffs on behalf of the Miller Trust Released Parties; (iii) the Oaktree Plaintiffs on behalf of the Oaktree Released Parties; (iv) Federal on behalf of the Federal Released Parties; and (v) Ironshore on behalf of the Ironshore Released Parties, each on behalf of itself and to the fullest extent legally permissible will fully and forever release and discharge the Independent Director Released Parties from any and all actual or potential Claims, Insured Claims, actions, causes of action, suits, claims for sums of money, contracts, controversies, agreements, costs, attorneys’ fees, expenses, damages, judgments and demands whatsoever in law or in equity, known or unknown, now existing or hereafter arising, whether contractual, extra-contractual, in tort or otherwise, which any of the respective Releasors set forth in this paragraph 5.d had, have, or may have in the future against the Independent Director Released Parties with respect to the Claims or Insured Claims; any of the allegations alleged or that could have been alleged in the Claims or Insured Claims; the Federal Policy; the Ironshore Policy; and any loss incurred in connection with the Claims or Insured Claims.

e.                   Miller Trust. For and in consideration of the agreements and covenants contained in this Agreement, and for other good and valuable consideration, the adequacy of which is expressly acknowledged, on the Effective Date, except as otherwise provided for herein, the (i) Liquidating Trust, on behalf of itself and, to the fullest extent legally permissible, the Liquidating Trust Released Parties and the ShengdaTech Released Parties; (ii) the Independent Directors on behalf of the Independent Director Released Parties; (iii) the Oaktree Plaintiffs on behalf of the Oaktree Released Parties; (iv) Federal on behalf of the Federal Released Parties; and (v) Ironshore on behalf of the Ironshore Released Parties, each on behalf of itself and to the fullest extent legally permissible, will fully and forever release and discharge the Miller Trust Released Parties from any and all actual or potential Claims, Insured Claims, actions, causes of action, suits, claims for sums of money, contracts, controversies, agreements, costs, attorneys’ fees, expenses, damages, judgments and demands whatsoever in law or in equity, known or unknown, now existing or hereafter arising, whether contractual, extra-contractual, in tort or otherwise, which any of the respective Releasors set forth in this paragraph 5.e had, have, or may have in the future have against the Miller Trust Released Parties with respect to the Claims or Insured Claims, any of the allegations alleged or that could have been alleged in the Claims or Insured Claims; the Federal Policy; the Ironshore Policy; and loss incurred in connection with the Claims or Insured Claims.

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f.                   Oaktree. For and in consideration of the agreements and covenants contained in this Agreement, and for other good and valuable consideration, the adequacy of which is expressly acknowledged, on the Effective Date, except as otherwise provided for herein, (i) the Liquidating Trust, on behalf of itself and, to the fullest extent legally permissible, the Liquidating Trust Released Parties and the ShengdaTech Released Parties; (ii) the Independent Directors on behalf of the Independent Director Released Parties; (iii) the Miller Trust Plaintiffs on behalf of the Miller Trust Released Parties; (iv) Federal on behalf of the Federal Released Parties; and (v) Ironshore on behalf of the Ironshore Released Parties, each on behalf of itself and to the fullest extent legally permissible, will fully and forever release and discharge the Oaktree Released Parties from any and all actual or potential Claims, Insured Claims, actions, causes of action, suits, claims for sums of money, contracts, controversies, agreements, costs, attorneys’ fees, expenses, damages, judgments and demands whatsoever in law or in equity, known or unknown, now existing or hereafter arising, whether contractual, extra-contractual, in tort or otherwise, which any of the respective Releasors set forth in this paragraph 5.f had, have, or may have in the future have against the Oaktree Released Parties with respect to the Claims or Insured Claims; any of the allegations alleged or that could have been alleged in the Claims or Insured Claims; the Federal Policy; the Ironshore Policy; and the loss incurred in connection with the Claims or Insured Claims.

g.                  Independent Directors’ Defense Costs. Upon the Effective Date, the Independent Directors on behalf of the Independent Director Released Parties fully and forever release and discharge the Ironshore Released Parties from any Claims or Insured Claims which the Independent Director Released Parties had, have, or may have in the future against the Ironshore Released Parties for monies (including payment of settlements or Defense Costs) paid by Zurich, the Federal Released Parties, or the Ironshore Released Parties to the Independent Director Released Parties, and received by the Independent Directors prior to the Effective Date of this Agreement, in connection with the Class 4 Proof of Claim, the Miller Trust Lawsuit, the Oaktree Lawsuit, the Inside Directors Lawsuit, the Declaratory Judgment Action, the Federal Released Claims, the Ironshore Released Claims, the Liquidating Trust Released Claims, the Miller Trust Released Claims, or the Oaktree Released Claims. Notwithstanding this Agreement, including the foregoing releases, the Independent Director Released Parties expressly retain any and all rights to seek Defense Costs and other coverage from the Ironshore Policy in connection with: (1) the Securities Class Action, including but not limited to any settlement or judgment in connection therewith; and (2) any claim, including but not limited to any third-party discovery request or any other action, that has been the subject of notice under the Ironshore Policy. For purposes of this paragraph 5.g, Defense Costs means reasonable and necessary legal fees, costs and expenses incurred in the investigation, defense, or appeal of any Claim or Insured Claim that has or may be the subject of notice under the Ironshore Policy, including the costs of an appeal bond, attachment bond, or similar bond.

h.                  Securities Class Action and Class 5 Claim. Notwithstanding the foregoing releases, nothing in this Agreement settles the Securities Class Action or the Class 5 Claim or provides any distributions on account of the Securities Class Action or the Class 5 Claim. This Agreement shall, however, resolve the Remaining D&O Insurance Policies to the extent set forth in this Agreement. For purposes of clarification, given that the various Releasors will waive all claims against the Federal Policy and the Ironshore Policy and given that the Federal Policy will be deemed exhausted, there will be no available insurance coverage for the Class 5 Claim.

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i.                    Agreement Requirements. Notwithstanding the foregoing releases, all Parties to this Agreement are bound to perform the terms of this Agreement and meet their obligations under this Agreement.

5.                  Withdrawal of Claims. After payment of the Settlement Amount and entry of the Approval Order, the Liquidating Trust, the Independent Directors, the Miller Trust Plaintiffs, and the Oaktree Plaintiffs will withdraw any demands for coverage from the Federal Policy or the Ironshore Policy and further agree that they will not institute any actions, litigation or claim in connection with the Remaining D&O Insurance Policies; except that the Independent Director Released Parties expressly retain any and all rights to seek Defense Costs and other coverage from the Ironshore Policy as set forth in paragraph 5.g.

6.                  Dismissal of Litigation. After payment of the Settlement Amount and entry of the Approval Order, the Parties agree that the following lawsuits will be dismissed with prejudice: (a) the Oaktree Lawsuit, (b) the Miller Trust Lawsuit, (c) the Declaratory Judgment Action, and (d) the Inside Directors Lawsuit. In addition, the Independent Directors will withdraw any and all requests for fees and costs against the Oaktree Plaintiffs.

7.                  California Civil Code Section 1542. The Parties acknowledge that they have been advised by their respective attorneys concerning, and are familiar with California Civil Code Section 1542, which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.

Each of the Parties expressly waives any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect with respect to the Claims.

8.                  Further Discovery and Prosecution of Litigation. Each of the Parties represents and warrants that each of the Parties will refrain from serving or causing any discovery requests to be served on the Liquidating Trust with respect to any Claim; provided, that a Party may request the Liquidating Trust to consent to any additional discovery requests or, in the event the Liquidating Trust does not consent, seek relief from the Bankruptcy Court. Should the Liquidating Trust consent or otherwise become obligated to respond to additional discovery requests by a Party, the requesting Party will be responsible to pay any costs or fees reasonably incurred by the Liquidating Trust in responding to the requests.

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9.                  Injunction. The Liquidating Trust will file a motion for entry of an order by the Bankruptcy Court (a) approving this Agreement and (b) precluding any and all of the Liquidating Trust’s beneficiaries and any and all of ShengdaTech’s creditors, shareholders, officers, directors, insurers or other parties in interest, who are not signatories to this Agreement from directly or indirectly bringing, commencing, initiating, instituting, maintaining, prosecuting or otherwise aiding in any action or other proceeding of any kind or nature, whether for the benefit of the Liquidating Trust, the ShengdaTech Chapter 11 estate, the beneficiaries of the Liquidating Trust or the creditors of ShengdaTech or for the benefit of any third party, against any of ShengdaTech, the Liquidating Trust, the Liquidating Trust Released Parties, the ShengdaTech Released Parties, the Independent Directors, the Independent Director Released Parties, the Miller Trust Plaintiffs, the Miller Trust Released Parties, the Oaktree Plaintiffs, the Oaktree Released Parties, Federal, the Federal Released Parties, Ironshore or the Ironshore Released Parties for any act committed by such parties with respect to the Federal Policy, the Ironshore Policy, the settlement herein, this Agreement, or any other action or proceeding relating to the conduct of Federal or Ironshore. The motion will further seek an order by the Bankruptcy Court precluding any interested party, who is not a signatory to this Agreement from directly or indirectly bringing, commencing, initiating, instituting, maintaining, prosecuting or otherwise aiding any Claim, action or other proceeding against the Liquidating Trust, the Liquidating Trust Released Parties, ShengdaTech, the ShengdaTech Released Parties, the Independent Directors, the Independent Director Released Parties, the Miller Trust Plaintiffs, the Miller Trust Released Parties, the Oaktree Plaintiffs, the Oaktree Released Parties, Federal, the Federal Released Parties, Ironshore or the Ironshore Released Parties in connection with the Federal Policy or the Ironshore Policy. Notwithstanding the foregoing, the Securities Plaintiffs shall maintain the right to pursue their pending action against the Independent Directors, and the Independent Director Released Parties expressly retain any and all rights to seek Defense Costs and other coverage from the Ironshore Policy as set forth in paragraph 5.g. Further notwithstanding anything to the contrary herein, KPMG’s and Morgan Stanley’s rights will be subject to the terms of the Plan and Confirmation Order and any agreements that might exist between either or both of KPMG and Morgan Stanley, on the one hand, and the Liquidating Trust Released Parties or the ShengdaTech Released Parties, on the other hand.

10.              Contribution Bar Order. The Liquidating Trust will file a motion for entry of an order by the Bankruptcy Court precluding any and all of the Liquidating Trust's beneficiaries and any and all of ShengdaTech's creditors, shareholders, officers, directors, insurers or other parties in interest who are not signatories to this Agreement from bringing or maintaining any claims in any jurisdiction for contribution or indemnification of any kind against the Independent Director Released Parties that arise out of or in any way relate to the Claims.

11.              Court Approval. As soon as practicable after the execution of this Agreement by all Parties, the Liquidating Trust will file a motion with the Bankruptcy Court seeking approval of this Agreement in its entirety and will serve the motion and schedule a hearing in accordance with the Federal Rules of Bankruptcy Procedure. Any order obtained from the Bankruptcy Court approving this Agreement will be in a form acceptable to all Parties.

12.              Agreement Not an Admission. This Agreement and the payments referred to in it are for the negotiated compromise of disputed Claims and will not be construed as an admission of coverage by Federal or Ironshore, or an admission of liability by ShengdaTech or the Independent Directors. Neither this Agreement nor the allocation of the Settlement Amount will constitute a determination or evidence that the Federal Policy or the Ironshore Policy does or does not provide coverage for Insured Claims against ShengdaTech or the Independent Directors. The definitions or terms used in this Agreement will not be construed as an admission of any kind by any of the Parties.

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13.              Notices. Any notice which the Parties wish to give, or are required to give, under this Agreement will be given in writing, unless the urgency of a situation would render written notice impracticable, in which case oral notice will be given. Any oral notice or communication will be confirmed in writing as soon as reasonably possible after such oral notice or communication is given. All written notices or communications, including confirmations of oral notices or communications, will be made by hand, by overnight courier, by email (with hard copy sent by hand, overnight delivery or facsimile) or by facsimile (with an original sent by U.S. Mail), to the Parties, as set forth below, or to such other representative(s) or addresses as each of the Parties, respectively, may designate in writing in accordance with the notice provisions of this paragraph 13. Notice to fewer than the following representatives of the Parties, or as subsequently designated, will not constitute notice under this Agreement.

For the Liquidating Trust:

Michael D. Kang

Alvarez & Marsal North America LLC

100 Pine Street, Suite 900

San Francisco, CA 94111

Telephone: (415) 490-2308

Facsimile: (415) 358-5835

Email: mkang@alvarezandmarsal.com

and

Nancy A. Peterman, Esq.

Greenberg Traurig, LLP

77 West Wacker Drive, Suite 3100

Chicago, IL 60601

Telephone: (312) 456-8410

Facsimile: (312) 456-8435

Email: petermann@gtlaw.com

For the Independent Directors:

A. Carl Mudd

5318 Royal Crest Dr.

Dallas, TX 75229

Telephone: (214) 361-1721

Facsimile: (509) 757-9211

Email: acmudd@aol.com

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Sheldon B. Saidman

Saidman & Associates, Inc.

5912 Via Verona View

Colorado Springs, CO 80919

Telephone: (719) 548-9963

Facsimile:

Email: Saidmaninc@aol.com

and

Stephen Mark Dollar, Esq.

Norton Rose Fulbright US LLP

666 Fifth Avenue

New York, NY 10103-3198

Telephone: (212) 318-3211

Facsimile: (212) 318-3400

Email: Steve.Dollar@nortonrosefulbright.com

For Federal

Kenneth West

Assistant Vice President

Chubb Group of Insurance Companies

82 Hopmeadow Street

Post Office Box 2002

Simsbury, CT 06070-7683

kwest@chubb.com

and

Merril Hirsh

Troutman Sanders, LLP

401 – 9th St., N.W., Suite 1000

Washington, D.C. 20004

merril.hirsh@troutmansanders.com

For Ironshore

Michael Adler

Senior Vice President

Claims

IRONSHORE

One State Street Plaza, 7th Floor

New York, NY 10004

michael.adler@ironshore.com

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and

Mary Jo Barry

D'Amato & Lynch, LLP

Two World Financial Center

New York, NY 10281

MJBarry@Damato-Lynch.com

For the Miller Trust Plaintiffs

Laurence M. Rosen

The Rosen Law Firm

275 Madison Avenue, 34th Floor

New York, NY 10016

For the Oaktree Plaintiffs

Stuart Grant

Grant & Eisenhofer, P.A.

485 Lexington Avenue

New York, NY 10017

14.              Miscellaneous Provisions.

a.                   Recitals. This Agreement has been entered into upon reliance on the recitals set forth above and are incorporated into this Agreement as though fully set forth herein.

b.                  Entire Agreement. This Agreement comprises the entire understanding of the Parties with respect to the subject matter of the Agreement. All prior communications, including correspondence and drafts of this Agreement, are merged into this Agreement, and only this Agreement contains the actual and final agreement of the Parties.

c.                   Agreement is Freely Entered. This Agreement is the product of informed, arm’s-length negotiations with each Party having the advice of counsel, and involves compromises of the Parties’ previously-stated legal positions. Each of the Parties acknowledges that it or they know all of its or their rights in connection with this Agreement, and that it or they have not been improperly influenced, coerced, or induced to make this compromise settlement by any action on the part of any employee, agent, attorney, or representative of any Party to this Agreement.

d.                  Representations and Warranties.

i.	Subject to entry of the Approval Order, each Party to this Agreement represents and warrants that it (or he) has the authority to enter into this Agreement and to perform the duties and obligations to which it or they have agreed herein.

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ii.	The Liquidating Trust and the Independent Director Released Parties warrant that they have not sold, assigned, or otherwise transferred any interest in the matters, demands, rights, or insurance policies that are the subject of the releases herein, and that they are the only Persons entitled to recover under the Remaining D&O Insurance Policies for such released matters.

iii.	Each of the Parties further represents and warrants that to the extent necessary, it or they have taken all necessary corporate and internal legal actions to duly approve of the making and performance of this Agreement and that no further corporate or other internal approval is necessary.

e.                   Rules of Interpretation. This Agreement is the product of arm’s-length negotiation between the Parties, and the Parties have entered into this Agreement freely and voluntarily and with the advice of legal counsel. This Agreement is not a contract of insurance and no special rules of construction or interpretation of insurance policies will apply. Instead, only the rules of interpretation or construction of contracts in general will apply. None of the Parties will be deemed the drafter of this Agreement. In the event that a dispute arises over the meaning or application of any term of this Agreement, such term will not be construed by reference to any doctrine calling for ambiguities to be construed against an insurer or against the drafter of a document.

f.                   Agreement Not to Confer Rights on Third Parties. This Agreement is intended to confer rights and benefits only on the Parties to it and only with respect to the matters described in it. No Person other than the Parties will have any legally enforceable rights under this Agreement. This Agreement will not be assigned without the written consent of each of the Parties.

g.                  Execution in Counterparts. To facilitate execution, this Agreement may be executed in several counterparts by one or more of the undersigned Parties and all such counterparts when so executed will together be deemed to constitute a single agreement as if one document had been signed by all Parties. Facsimile or electronic (pdf) signatures will be deemed original, valid and binding signatures to this Agreement.

h.                  Governing Law. This Agreement will be governed by the laws of the State of Nevada and will be construed and interpreted in accordance with its laws, notwithstanding its conflict of law principles or any other rule, regulation or principle that would result in the application of any other state’s law.

i.                    Bankruptcy Court Jurisdiction. The Bankruptcy Court will retain jurisdiction to resolve any disputes or controversies arising from or related to this Agreement. All Parties agree and consent to the jurisdiction of the Bankruptcy Court to resolve any disputes or controversies between the Parties hereto arising from or related to this Agreement. Any motion, application or other action or proceeding brought before the Bankruptcy Court to resolve a dispute arising from or related to this Agreement will be brought on proper notice in accordance with the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court. In the event the Bankruptcy Court is deemed to lack jurisdiction over this matter, the Parties consent to jurisdiction in the United States District Court for the District of Nevada to the extent that it is otherwise lawfully available.

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j.                    Attorneys’ Fees. Each Party will bear its or their own attorneys’ fees, costs and expenses incurred in negotiating and drafting this Agreement.

k.                  Severability. To the extent that any provision of this Agreement may be held to be invalid or legally unenforceable by a court of competent jurisdiction, such provision may be severed from the remainder of this Agreement only if and to the extent agreed upon by the Parties.

l.                    Effective Date of Agreement; Conditions Precedent. The effectiveness of this Agreement is subject to the following conditions precedent, which if not satisfied, will render this Agreement null and void; provided, however, that (a) the negotiations among the Parties will remain confidential and (b) this Agreement, the terms of this Agreement and the negotiations among the Parties with respect thereto will not be admissible in any case or proceeding:

i.	This Agreement will have been executed and delivered by all Parties;

ii.	The Bankruptcy Court will have entered the Approval Order in a form acceptable to all Parties, which Approval Order will contain agreed upon releases and injunctions, and such Approval Order will have become a final, binding and non-appealable order that has not been stayed, reversed or modified in any respect; and

iii.	The Liquidating Trust, the Miller Trust Plaintiffs, and the Oaktree Plaintiffs will have received the Settlement Amount as set forth in paragraph 2 of this Agreement.

m.                Waiver of Conditions. To the extent that they are not otherwise required by law, any or all of the conditions for making this Agreement effective may be waived by written agreement of each of the Parties to this Agreement. However, the agreement to waive any condition or to waive a condition in any particular instance will not be construed as an agreement to waive any other condition in any other instance.

n.                  Amendments. This Agreement may not be amended, modified or otherwise altered in any respect other than in a writing signed by all Parties.

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o.                  Divisions and Headings. The divisions of this Agreement into paragraphs and subparagraphs and the use of captions or headings in connection therewith are solely for convenience and will have no legal effect in construing this Agreement.

[Signature page to follow - Remainder of this page left intentionally blank]

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IN WITNESS WHEREOF, the undersigned, by their respective duly authorized representatives, affix their signatures hereto.

LIQUIDATING TRUST

By:
Name:
Title:

FEDERAL

By:
Name:
Title:

IRONSHORE

By:
Name:
Title:

MILLER TRUST PLAINTIFFS

By:
Name:
Title:

OAKTREE PLAINTIFFS

By:
Name:
Title:

A. CARL MUDD and SHELDON SAIDMAN

By:
Name:
Title:

NORTON ROSE FULBRIGHT US, LLP

By:
Name:
Title:

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